UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015 (June 19, 2015)

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On June 19, 2015, Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or the “company”) entered into a Securities Purchase Agreement with institutional and accredited investors for the sale of 860,000 shares of common stock at a purchase price of $2.50 per share, for a total gross purchase price of $2.15 million. Additionally, from the date of the closing until 75 days after the closing date, the investors received an overallotment right to purchase up to 860,000 additional shares of common stock at a price per share of $2.50, for an additional subscription amount of up to $2.15 million.

In connection with the offering, on June 19, 2015, we entered into a letter agreement with T.R. Winston & Company, LLC as sole placement agent (“T.R. Winston”). T.R. Winston will be entitled to a cash fee of 7% of the gross subscription proceeds of this offering paid to us at closing. In addition, T.R. Winston will be entitled to a cash fee of 7% of the gross subscription proceeds of this offering paid to us at closing of the exercise of the overallotment right. We have also agreed to issue such number of warrants to T.R. Winston to purchase shares of common stock equal to ten percent (10%) of the aggregate number of shares sold in the transaction. The warrants shall have a term of exercise that expires five (5) years from the closing date and shall have an exercise price equal to $3.00. The warrants shall vest immediately upon issuance and will be exercisable via a cashless exercise if no registration statement is in effect.

The offering is being made pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission and an accompanying prospectus dated June 23, 2015, pursuant to Chanticleer’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on April 27, 2015, amended on June 3, 2015 and became effective on June 9, 2015 (File No. 333-203679). The offering is expected to close on or about June 24, 2015, subject to the satisfaction of customary closing conditions contained in the securities purchase agreement. The securities purchase agreement contains customary representations, warranties and covenants by us. The placement agent letter agreement contains customary indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.

Copies of the Securities Purchase Agreement, the placement agent letter agreement and the form of placement agent warrant are attached as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of these documents are not complete and are qualified in their entirety by reference to Exhibits 4.1, 10.1 and 10.2. A copy of the opinion of Libertas Law Group Inc. relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release announcing the registered direct offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

4.1	Form of Warrant to be issued to Placement Agent
5.1	Opinion of Libertas Law Group, Inc.
10.1	Form of Securities Purchase Agreement dated as of June 19, 2015
10.2	Letter agreement between Chanticleer Holdings, Inc. and T.R. Winston & Company, LLC, dated June 19, 2015
99.1	Press release dated June 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: June 23, 2015	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer